UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 3, 2007

Exact name of registrant as specified in its charter; Commission File No.:	Address of principal executive offices; zip code; registrant’s telephone number, including area code:	State or other jurisdiction of incorporation or organization; IRS Employer Identification No.:

Duquesne Light Holdings, Inc. 1-10290	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-1598483

Duquesne Light Company 1-956	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-0451600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 3, 2007, Duquesne Light sold $44.25 million of Pollution Control Revenue Refunding Bonds, Series 1999D (Duquesne Light Company Project) issued November 18, 1999 by the Beaver County Industrial Development Authority.  The Company acquired all of the bonds on September 14, 2005 and has held the bonds as sole beneficial owner since that date.  As sole beneficial owner, Duquesne Light received the proceeds of the reoffering and sale of the bonds.  The bonds bear a fixed rate of 4.50%, will mature on November 1, 2029 and are subject to redemption, in whole or in part, on or after January 1, 2017 at redemption price of 100%.  The bonds are insured by a municipal bond insurance policy issued by Ambac Assurance Corporation simultaneously with the original issuance and delivery of the bonds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duquesne Light Holdings, Inc.
(Registrant)

Date:	January 8, 2007	/s/ Mark E. Kaplan
(Signature)
Mark E. Kaplan
Senior Vice President and
Chief Financial Officer

Duquesne Light Company
(Registrant)

Date:	January 8, 2007	/s/ Mark E. Kaplan
(Signature)
Mark E. Kaplan
Senior Vice President and
Chief Financial Officer